Exhibit 99.3

IRON TIGER FIGHT SERIES

(A Carve-out of Ohio Fitness and Martial Arts, LLC)

CONDENSED FINANCIAL STATEMENTS

(UNAUDITED)

IRON TIGER FIGHT SERIES

(A Carve-out of Ohio Fitness and Martial Arts, LLC)

CONDENSED BALANCE SHEETS

(UNAUDITED)

	September 30,	December 31,
	2016	2015
ASSETS

CURRENT ASSETS
Cash	$77	$4,071
Total current assets	77	4,071

TOTAL ASSETS	$77	$4,071

MEMBER’S EQUITY

Member’s Equity	$77	$4,071

TOTAL LIABILITIES AND MEMBER’S EQUITY	$77	$4,071

The accompanying notes are an integral part of these unaudited condensed financial statements.

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IRON TIGER FIGHT SERIES

(A Carve-out of Ohio Fitness and Martial Arts, LLC)

CONDENSED STATEMENTS OF INCOME

(UNAUDITED)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015

REVENUE	$119,770	$96,075

OPERATING EXPENSES	109,539	66,555

NET INCOME	$10,231	$29,520

The accompanying notes are an integral part of these unaudited condensed financial statements.

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IRON TIGER FIGHT SERIES

(A Carve-out of Ohio Fitness and Martial Arts, LLC)

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	FOR THE NINE MONTHS ENDED SEPTEMBER 30,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$10,231	$29,520
Net cash provided by operating activities	10,231	29,520

CASH FLOWS FROM FINANCING ACTIVITIES
Member’s distribution	(24,258)	(8,428)
Member’s contribution	10,033	12,522

Net cash (used in) provided by financing activities	(14,225)	4,094

(DECREASE) INCREASE IN CASH	(3,994)	33,614

CASH - BEGINNING OF PERIOD	4,071	—

CASH - END OF PERIOD	$77	$33,614

The accompanying notes are an integral part of these unaudited condensed financial statements.

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Iron Tiger Fight Series

(A Carve-out of Ohio Fitness and Martial Arts, LLC)

Notes to Condensed Financial Statements

(Unaudited)

Note 1. Description of Business

Nature of Business

Iron Tiger Fight Series promotes mixed martial arts cage fighting in the Ohio area and, prior to the acquisition transaction described herein, was a business unit of Ohio Fitness and Martial Arts, LLC (the “Company”), which was formed in 1995.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited condensed carve-out financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Prior to the transaction, Iron Tiger Fight Series was an integrated business unit of the Company, operated in a single business segment and was not a stand-alone entity. The financial statements of Iron Tiger Fight Series reflect the assets, liabilities, revenue and expenses directly attributable to Iron Tiger Fight Series, as well as allocations deemed reasonable by management, to present the financial position, results of operations, changes in member’s equity and cash flows of Iron Tiger Fight Series on a stand-alone basis. The allocation methodologies have been described within the notes to the financial statements where appropriate, and management considers the allocations to be reasonable. The financial information included herein may not necessarily reflect the financial position, results of operations, changes in member’s equity and cash flows of Iron Tiger Fight Series in the future or what they would have been had Iron Tiger Fight Series been a separate, stand-alone entity during the periods presented.

Unaudited Interim Financial Information

The accompanying unaudited interim condensed financial statements have been prepared in accordance with GAAP and with the instructions to Form 10-Q and Article 8 of Regulation S-X for interim financial information. Accordingly, these statements do not include all of the information and notes required by GAAP for complete financial statements. In our opinion, the unaudited interim condensed financial statements include all adjustments of a normal recurring nature necessary for the fair presentation of the financial position of Iron Tiger Fight Series as of September 30, 2016, its results of operations for the nine months ended September 30, 2016 and 2015, and its cash flows for the nine months ended September 30, 2016 and 2015. The results of operations for the nine months ended September 30, 2016 are not necessarily indicative of the results to be expected for the year ending December 31, 2016.

Use of Estimates

The preparation of unaudited condensed financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported and disclosed in the unaudited condensed financial statements and accompanying notes. Such estimates include, but are not limited to, allowance for doubtful accounts, the assessment of useful lives and recoverability of long-lived assets. Actual results could differ from those estimates.

Revenue Recognition

IT records revenue from ticket sales upon successful completion of the related event, at which time services have been deemed rendered, the sales price is fixed and determinable and collectability is reasonably assured.

Advertising Costs

Advertising costs, which are expensed as incurred, were $5,440 and $683 for the nine months ended September 30, 2016 and 2015, respectively.

Expense allocations

The Company administers and incurs the costs associated with operating the business, including lease expense, utilities, management labor, travel as well as administrative expenses. These costs have been allocated to Iron Tiger Fight Series based on an estimate of the actual amounts paid by the Company on behalf of Iron Tiger Fight Series at $500 per month.

Income Taxes

The Company has elected to be treated as a pass-through entity for income tax purposes and is not subject to income taxes. Rather, all items of taxable income, deductions and tax credits are passed through to and are reported by its owner on his income tax returns. The Company’s federal tax status as a pass-through entity is based on its legal status as a limited liability company. Accordingly, the Company is not required to take any tax positions in order to qualify as a pass-through entity. The Company is required to file and does file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these unaudited condensed financial statements do not reflect a provision for income taxes and the Company has no other tax positions that must be considered for disclosure.

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